Exhibit 10.1

THIRD AMENDMENT TO THE

PRUDENTIAL

SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated Effective December 1, 2003)

Conforming vesting provisions with vesting changes made to The Prudential Merged Retirement Plan in connection with a 2007 Qualified Future Transfer from the pension account of The Prudential Merged Retirement Plan to a Section 401(h) Account established in Article XXVI of The Prudential Traditional Retirement Plan Document component of The Prudential Merged Retirement Plan

Purpose and Background

A.	The Prudential Insurance Company of America (“Prudential”) established a supplemental retirement plan known as the Prudential Supplemental Retirement Plan (the “Plan”), which was restated effective December 1, 2003.

B.	The Plan was further amended by First and Second Amendments.

C.	Pursuant to Section 9.01 of the Plan, the Compensation Committee of the Board of Directors (“Compensation Committee”) has authority to amend the Plan on behalf of Prudential.

D.	Pursuant to resolutions adopted by the Compensation Committee as of February 13, 2007, authority to implement changes related to a qualified future transfer of excess assets under The Prudential Merged Retirement Plan (the “Merged Plan”) pursuant to Internal Revenue Code section 420(f) has been delegated to the Senior Vice President of Human Resources of Prudential (the “SVP”).

E.	Prudential desires to conform the vesting provisions of the Plan to vesting changes made to the Merged Plan in connection with a 2007 Qualified Future Transfer from the pension account of the Merged Plan to a Section 401(h) Account established in Article XXVI of The Prudential Traditional Retirement Plan Document component of the Merged Plan.

Amendments

1.	Effective April 30, 2007, Section 5.01 of the Plan is amended by changing the phrase “(not including amounts 100% vested solely on account of the application of Code section 420)” to read as follows: “(not including amounts 100% vested solely on account of the application of Code section 420, except to the extent set out in Section 9.01(c))”.

2.	Effective April 30, 2007, Section 9.01(c) is amended by adding the following sentence to the end thereof:

In addition, each Participant whose benefits under the Prudential Merged Retirement Plan are vested in connection with the 2007 Qualified Future Transfer pursuant to Section 2602(c) of the Prudential Traditional Retirement Plan shall be vested in benefits accrued under the Plan.

Date: April 24, 2007	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

/s/ Sharon C. Taylor
Sharon C. Taylor Senior Vice President of Human Resources